SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
SHARES PURCHASED AVERAGE
DATE SOLD(-) PRICE(2)
COMMON STOCK-DOBSON COMMUNICATIONS CORP.
GAMCO ASSET MANAGEMENT INC.
10/05/07 167,100 12.8100
10/05/07 600- 12.8200
10/05/07 1,600 12.8400
10/05/07 88,000 12.8182
10/05/07 417,600 12.8100
10/04/07 82,400 12.8100
10/04/07 10,000 12.8000
10/04/07 32,900 12.8100
8/17/07 1,500- 12.4170
8/17/07 1,500 12.4053
GABELLI SECURITIES, INC.
GABELLI ASSOCIATES LTD
10/05/07 3,000 12.7896
GABELLI ASSOCIATES FUND II
10/05/07 1,500 12.7896
GABELLI ASSOCIATES FUND
10/05/07 15,500 12.7896
GABELLI FUNDS, LLC.
GABELLI SMALL CAP GROWTH FUND
10/05/07 200,000 12.8100

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.